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Exhibit 23(b)



                         Independent Auditors' Consent


The Board of Directors
Multi-Media Tutorial Services, Inc.

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                           /s/ Holtz Rubenstein & Co., LLP


Melville, New York
August 29, 1996